SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2004 (April 15, 2004)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 15, 2004, National HealthCare Corporation announced it would pay a 12.5 cent dividend on June 10, 2004 to shareholders of record on April 30. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: April 16, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated April 15, 2004

EXHIBIT 99

For release: April 15, 2004

Contact: Gerald Coggin, Senior Vice President of Corporate Relations

Phone: (615) 890-2020

NHC to pay 12.5 cent dividend

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), one of the nation's oldest long-term health care companies, announced today that it will pay a quarterly dividend of 12.5 cents per common share to shareholders of record on April 30 and payable on June 10.

"We anticipate the continuation of a dividend payment, as approved quarterly by the Board of Directors," NHC Chairman Andy Adams said.

NHC operates for itself and third parties 76 long-term health care centers with 9,332 beds. NHC also operates 32 homecare programs, six independent living centers and assisted living centers at 19 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. Other information about the company can be found on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performances. All forward-looking statements represent NHC's best judgment as of the date of this release.